Exhibit 99.1

      LUMENIS LTD. ANNOUNCES SECOND QUARTER 2003 PRELIMINARY SALES RESULTS

            CONFERENCE CALL SCHEDULED FOR JULY 30 AT 10:00 A.M. (EDT)


YOKNEAM, Israel. July 11, 2003 -- Lumenis Ltd. (NASDAQ: LUME) today announced preliminary sales results for the second quarter ended June 30, 2003.

The Company expects net revenues for the second quarter to be approximately $68 million. Net revenues were $93 million for the second quarter of last year and previous guidance for the second quarter of 2003 was in the range of $80 to $85 million. Revenues last year and previous guidance included approximately $3 million of revenue from the industrial laser business which was sold early in the second quarter 2003. Excluding revenue from the industrial laser business, previous guidance would have been a range of $77 million to $82 million. The Company expects to end the quarter with approximately $15 million of backlog up from $11 million in the first quarter of 2003. The variance in revenue from previous guidance is principally due to the increase in backlog of $4 million, the sale of the industrial laser business, which reduced revenues by $3 million and continued weakness in the aesthetic business. The net loss is expected to be significantly higher than previous guidance as a result of the lower revenue. The Company also expects to report a loss in the second quarter of approximately $3.5 million related to the sale of its industrial business. Cash flow from operating activities are expected to be approximately a positive $4 million in the second quarter due to a decrease in working capital. The Company expects to report actual results after the close of business on July 29, 2003.

Conference Call Information

The Lumenis Ltd. teleconference call and simultaneous web cast will be held on July 30, 2003 at 10:00 am (EDT) during which actual second quarter results and the company's operational and financial outlook will be discussed. To access the call, please dial one of the numbers below 5-10 minutes prior to the scheduled conference call time.

                  International Call-in number: (719)-457-2650

                       U.S. Call-in number: (800)946-0742

The call can also be accessed via a live web cast on the Company's website, located at www.lumenis.com. The web cast will also be archived on the Company's website.

If you are unable to participate in the scheduled call, a replay of the conference call will be available after July 30, 2003.


About Lumenis

Lumenis develops, manufactures, and markets state-of-the-art proprietary laser and intense pulsed light devices. Its systems are used in a variety of aesthetic, ophthalmic, surgical and dental applications, including skin treatments, hair removal, non-invasive treatment of vascular lesions and pigmented lesions, acne, psoriasis, ENT, gynecology, uninary lithotripsy, benign prostatic hyperplasia, open angle glaucoma, diabetic retinopathy, secondary cataracts, age-related macular degeneration, vision correction, neurosurgery, dentistry and veterinary. For more information about the Company and its products log on to http://www.lumenis.com

The statements in this press release that are not historical facts are forward-looking statements which are subject to risks and uncertainties. The Company's actual results could differ materially from those anticipated in the forward looking statements based on a variety of factors, including, among others: uncertainties with respect to market acceptance of the Company's products, obtaining regulatory approvals for new products or for the sale of existing products in new markets and enforcement of intellectual property rights; risks associated with competition and competitive pricing pressures, economic conditions generally, the Company's international operations and the Company's ability to integrate its operations with those of acquired businesses; the outcome of the Securities and Exchange Commission investigation and several securities class action lawsuits to which the Company is subject; uncertainties relating to the Company's continuing liquidity; and other risks detailed from time to time in the reports filed by Lumenis with the SEC, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

Contacts: Kevin Morano
          CFO
          212-515-4187